UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - September 17, 2020

Chubb Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32
CH-8001 Zurich, Switzerland
Telephone: +41 (0)43 456 76 00
(Address of principal executive offices)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value CHF 24.15 per share	CB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 14, 2020, Chubb INA Holdings Inc. agreed to sell in a public offering $1,000,000,000 of 1.375% Senior Notes due 2030. The notes will be fully and unconditionally guaranteed by Chubb Limited.

Attached as Exhibits 1.1 and 1.2 are copies of the underwriting agreement and terms agreement relating to such public offering. Attached as Exhibits 4.1 and 4.2 are the form of officer’s certificate establishing the notes and the forms of the notes. Attached as Exhibits 5.1 and 5.2 are certain opinions related to the notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Number	Description	Method of Filing

1.1	Underwriting Agreement, dated as of September 14, 2020, between Chubb INA Holdings Inc., Chubb Limited and the underwriters named in the related terms agreement	Filed herewith

1.2	Terms Agreement, dated as of September 14, 2020 among Chubb INA Holdings Inc., Chubb Limited, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein	Filed herewith

4.1	Form of Officer’s Certificate related to the 1.375% Senior Notes due 2030	Filed herewith

4.2	Form of Global Note for the 1.375% Senior Notes due 2030	Filed herewith

5.1	Opinion of Bär & Karrer AG	Filed herewith

5.2	Opinion of Mayer Brown LLP	Filed herewith

23.1	Consent of Bär & Karrer AG	Included in Exhibit 5.1

23.2	Consent of Mayer Brown LLP	Included in Exhibit 5.2

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chubb Limited

By:	/s/ Philip V. Bancroft
Philip V. Bancroft
Executive Vice President and Chief Financial Officer

DATE: September 17, 2020